Exhibit 99.1

December 5, 2012

Dear Elsinore Services, Inc. Shareholder:

 I am pleased to announce that on November 30, 2012 Elsinore Services, Inc. completed the acquisition of Government-Buys, Inc. (“GovBuys”). GovBuys, (www.govbuys.com) based in Bethesda, Maryland, specializes in facilitating transactions between government agencies, industry partners and contractors, employing a wide array of contract vehicles and strategies to ensure timely and efficient procurement of goods and services. Contractor partners include a number of small businesses, small disadvantaged, 8(a), Service-disabled, Native American and Alaskan Native owned firms. Contract vehicles include GSA 8(a) STARS, GSA Schedule (Group 70), DAR BPA, and a variety of organization-specific Blanket Purchase Agreements.

Gary Block, the founder of GovBuys, and his team have built an impressive operation which specializes in providing telecommunications and IT products and services to government agencies, industry partners and contractors.  GovBuys has also established strong opportunities in the health care industry. Gary will continue as a key member of our government team. GovBuys is very strategic to us, and we believe we can grow rapidly through the opportunities that GovBuys presents with new customers and contracts. GovBuys revenues the last few years have been between $5.5 million and $9.9 million. We believe the acquisition will not create any significant dilution to our existing shareholders.

In addition, Elsinore Services has signed letters of intent to acquire a Houston, Texas based network security service company and a Sacramento, California based telecommunications support company.  Both acquisitions are expected to be completed in late 2012 or early 2013 and will bring an additional over $24 million in annual revenue to Elsinore Services and GovBuys.

It is our intention to continue to hold off from registering Elsinore Services’ shares on a stock exchange and commence full public trading to allow us more time to build shareholder value.  It is our goal to begin full public trading of our shares within the next year to 18 months; however, the timing of the commencement of public trading of our shares will be dependent upon the Company’s overall financial performance and prevailing market conditions. We intend to initiate the public trading through an IPO underwritten by major investment bankers.

I am encouraged by the opportunities that our management team has been able to develop and we are excited by the possibilities we see for Elsinore Services.

In closing, I would like to personally thank you for your support. I am proud to be your Chairman, President and CEO and look forward to be part of building Elsinore Services into a large, profitable operation.

Respectfully,

/s/ Arne Dunhem

Arne Dunhem
Chairman, President and CEO
Elsinore Services, Inc.

More information about Elsinore Services, Inc. can be found on the web at http://www.elsinoreservices.com and quarterly and annual SEC filings can be found at http://www.sec.gov.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's latest Form 10-K for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.